EXHIBIT 11


                                ROSS STORES, INC.
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                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                (Amounts in thousands, except per share amounts)




                                            Three Months Ended
                                _________________________________________

                                 October 28, 1995      October 29, 1994

                                              Fully                  Fully
                                  Primary   Diluted   Primary      Diluted

Net earnings                       $7,909    $7,909   $11,085      $11,085
                                  =======   =======   =======      =======

Weighted average shares
outstanding:
Common shares                      24,578    24,578    24,343       24,343

Common equivalent shares:
Stock options                         285       292       227          227
                                      ___       ___       ___          ___

Weighted average common and
common equivalent shares
outstanding                        24,863    24,870    24,570       24,570
                                  =======   =======   =======      =======

Earnings per common and common
equivalent share                     $.32      $.32      $.45         $.45
                                  =======   =======   =======      =======


                                            Nine Months Ended
                                _________________________________________
                                 October 28, 1995      October 29, 1994

                                              Fully                  Fully
                                  Primary   Diluted   Primary      Diluted

Net earnings                      $22,113   $22,113   $24,340      $24,340
                                  =======   =======   =======      =======

Weighted average shares
outstanding:
Common shares                      24,559    24,559    24,543       24,543

Common equivalent shares:
Stock options                         175       292       233          256
                                      ___       ___       ___          ___

Weighted average common and
common equivalent shares
outstanding                        24,734    24,851    24,776       24,799
                                   ======   =======   =======      =======

Earnings per common and common
equivalent share                     $.89      $.89      $.98         $.98
                                     ====      ====      ====         ====